Exhibit 99.1

INHIBITOR Therapeutics Appoints Dr. Debra Peattie

to its Board of Directors

Industry Veteran Brings 30 Years of Experience to Support

INTI’s Biopharmaceutical and Corporate Programs

Tampa, Fla. — October 31, 2019 — INHIBITOR Therapeutics, Inc. (OTCQB:INTI), a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics to inhibit the progression of cancerous and non-cancerous proliferation disorders, today announced that Debra Peattie, PhD, MBA has been appointed as an independent member of its Board of Directors.

Dr. Peattie is a veteran life science entrepreneur who previously served as Senior Director in the Future Pipelines Discovery Division of GlaxoSmithKline, where she focused on translating early-stage science into novel therapeutics within GSK’s Discovery Partnerships with Academia initiative. Prior to GSK, Dr. Peattie worked in the Office of Technology Development at Harvard University and in Strategy & Planning at Cubist Pharmaceuticals. Before joining Cubist, she provided business development and scientific advice to established and emerging life science companies through her consulting firm Pleiades Advisors. Dr. Peattie co-founded and served as Chief Scientific Officer of Valeo Medical, Inc., where she directed all operations and was instrumental in fund raising and licensing activities. She also served as a founding scientist for Vertex Pharmaceuticals and was a founding member of the asset management division at MPM Capital, helping to raise and manage the $230 million MPM BioVentures I family of funds.

“We are very excited to welcome Dr. Peattie to INTI’s Board of Directors,” said W. Mark Watson, INTI’s Chairman of the Board. “We expect to take full advantage of Dr. Peattie’s scientific, regulatory, business and industry expertise in the field of biopharmaceuticals, and we will look to her to assist INTI’s board and management team in pursuit of our corporate and product development goals. We also welcome her input regarding INTI’s funding strategies and the potential acquisition or in-license of new technologies to expand our intellectual property and product portfolios.”

Dr. Peattie holds an MBA from Harvard Business School and a PhD in Biochemistry & Molecular Biology from Harvard University, where she studied in the laboratory of Walter Gilbert, PhD, Nobel Laureate in Chemistry. She was also a post-doctoral fellow at Stanford University. Dr. Peattie has published extensively in peer-reviewed journals and previously served on multiple biotechnology company boards, including Epiphany Biosciences, InfiMed Therapeutics, Sedecim Therapeutics, t Breeders and Valeo Medical. Dr Peattie currently holds board positions within Harvard Business School and the Faculty of Arts and Sciences at Harvard University as well as with GRO Biosciences, a Harvard Life Lab company using innovative technologies to develop best-in-class protein therapeutics with enhanced properties.

About INHIBITOR Therapeutics, Inc.

INHIBITOR Therapeutics, Inc. (OTCQB:INTI) is a pharmaceutical development company that discovers, develops and plans to commercialize innovative therapeutics to inhibit the progression of cancerous and non-cancerous proliferation disorders. INTI is the exclusive U.S. licensee of SUBA™-Itraconazole in certain fields. Clinical studies have shown SUBA-Itraconazole to have greater bioavailability than generic itraconazole, a drug approved by FDA for the treatment of certain fungal infections. The Hedgehog signaling pathway is a major regulator of cellular processes in vertebrates, including cell differentiation, tissue polarity and cell proliferation. Based on published research, INHIBITOR believes that inhibiting the Hedgehog pathway could delay or possibly prevent the development and progression of certain cancers, such as prostate cancer, in humans. Leveraging research undertaken by key investigators in the field, INHIBITOR is exploring the effectiveness of SUBA-Itraconazole as an anti-cancer agent to pursue its potential commercialization. INHIBITOR is headquartered in Tampa, Florida. For more information, please visit www.inhibitortx.com.

Cautionary Note Regarding Forward Looking Statements

This press release and any statements of representatives and partners of INHIBITOR Therapeutics, Inc. (the “Company”) related thereto may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the anticipated benefits of the board member and the Company’s anticipated future activities as described herein) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Tiberend Strategic Advisors, Inc.

Jason Rando (Media)

212-375-2665

jrando@tiberend.com

Sharen Tilman (Investors)

646-604-5149

stilman@tiberend.com